Exhibit 5.1

August 8, 2013

Iron Mountain Incorporated

745 Atlantic Avenue

Boston, MA 02111

Re:                             Iron Mountain Incorporated

$600,000,000 6% USD Senior Notes due 2023

Iron Mountain Canada Operations ULC

C$200,000,000 6.125% CAD Senior Notes due 2021

Ladies and Gentlemen:

We have acted as counsel to Iron Mountain Incorporated, a Delaware corporation (the “Company”), Iron Mountain Canada Operations ULC, an unlimited liability company under the laws of British Columbia (the “Canadian Issuer”), and each of the entities listed on Schedule I hereto (collectively referred to herein as the “Guarantors”) in connection with (i) the Company’s authorization for issuance and sale of an aggregate of $600,000,000 in principal amount of the Company’s 6% USD Senior Notes due 2023 (the “Company Notes”) which are guaranteed by the Guarantors (the “Company Guarantees”), to be issued pursuant to the Indenture, to be dated on or about August 13, 2013 (the “Company Base Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), to be supplemented by the First Supplemental Indenture, to be dated on or about August 13, 2013, among the Company, the Guarantors named therein and the Trustee (the Company Base Indenture, as so supplemented, the “Company Indenture”), and (ii) the Canadian Issuer’s authorization for the issuance and sale of an aggregate of C$200,000,000 in principal amount of the Canadian Issuer’s 6.125% CAD Senior Notes due 2021 (the “Canadian Notes” and together with the Company Notes, the “Notes”), which are guaranteed by the Guarantors and the Company (such guarantees, together with the Company Guarantees, the “Guarantees”) to be issued pursuant to the Indenture, to be dated on or about August 13, 2013 (the “Canadian Base Indenture”, together with the Company Base Indenture, the “Base Indentures”), among the Canadian Issuer, the Company, the Guarantors and the Trustee, to be supplemented by the First Supplemental Indenture, to be dated on or about August 13, 2013, among the Canadian Issuer, the Company, the Guarantors named therein and the Trustee (the Canadian Base Indenture, as so supplemented, the “Canadian Indenture”, together with the Company Indenture, the “Indentures”).  We understand that the Company Notes and the Canadian Notes are to be offered and sold under the Registration Statement of the Company and the Canadian Issuer on Form S-3, No. 333-189709, as amended by Post-Effective Amendment No. 1 to Form S-3 (as amended, the “Registration Statement”).

In connection with this opinion, we have examined and relied upon copies of: (i) the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company; (ii) the Articles of Association and other organizational documents of the Canadian Issuer; (iii) the Certificate of Incorporation or Certificate of Organization, as amended, and the Bylaws, as amended, or other organizational documents of each of the Guarantors; (iv) the Registration Statement, (v) the final Prospectus dated August 8, 2013 (the “Base Prospectus”) relating to the Registration Statement, (vi) the final Prospectus Supplement to the Base Prospectus to be dated on or about August 8, 2013 relating to

Iron Mountain Incorporated

August 8, 2013

the Notes (the “Prospectus Supplement” and the Base Prospectus, as supplemented thereby, the “Prospectus”), (vii) the Base Indentures and the description of the Indentures in the Prospectus Supplement, (viii) certificates of good standing of the Company and the Guarantors issued by the Secretary of State of the State of Delaware and (ix) resolutions adopted by the boards of directors or managers of the Company and the Guarantors, and resolutions adopted by the Finance Committee of the Board of Directors of the Company, each relating to the Notes and/or the Guarantees, as the case may be.  We have assumed, for purposes of this opinion, the genuineness of all signatures, the authority of persons signing documents examined by us by or on behalf of parties thereto (except in the case of persons signing on behalf of the Company and the Guarantors), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies which facts we have not independently verified and, subject to the limitations set forth below, have examined such questions of law and such documents, corporate records and other instruments as we have deemed appropriate for the purposes of rendering the opinions set forth below.  We have also assumed that each Note conforms to the form thereof examined by us and each Supplemental Indenture conforms to the description thereof in the Prospectus Supplement.  As to any facts material to the opinions expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Company, the Canadian Issuer and the Guarantors and statements of fact contained in documents we have examined.

We have also assumed in connection with the opinion expressed below that: (i) the Canadian Issuer is an unlimited liability company, duly organized, validly existing and in good standing under the laws of the Province of British Columbia, (ii) the Canadian Issuer has the requisite organizational and legal power and authority to issue and offer the Canadian Notes and enter into and perform its obligations under the Canadian Indenture, and the issuance of the Canadian Notes to be issued from time to time and the terms and conditions thereof and of the Canadian Indenture and the execution and delivery of the Canadian Notes by the Canadian Issuer is duly authorized and approved on behalf of such Canadian Issuer (such approvals referred to herein as the “Proceedings”) and (iii) the Proceedings, the issuance of the Canadian Notes and the terms and conditions of the Canadian Indenture will be (A) in accordance with applicable laws and the governing documents of the Canadian Issuer and (B) not in conflict with any contractual or other restrictions which are binding on the Canadian Issuer.

We have assumed for purposes of this opinion that the Trustee is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by, each Indenture.  We have also assumed that the Trustee has all requisite organizational and legal power and authority to execute, deliver and perform its obligations under, each of the Indentures, and to effect the transactions contemplated thereby, that the Trustee is in compliance generally, with respect to acting as a trustee under each Indenture, with all applicable laws and regulations, that the Trustee has duly authorized, executed and delivered each Indenture, and that each Indenture will be the valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms.

We express no opinion herein as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts, the State of New York, the corporate and limited liability company laws of the State of Delaware, to the extent indicated in this paragraph, and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws.  In connection with our opinions herein relating to the General Corporation Law of the State of Delaware (the “Delaware GCL”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”), we call to your attention that we are not members of the Bar of the State of Delaware, although we are generally familiar with the laws of the State of Delaware pertaining to corporate and limited liability company matters, and, to the extent that conclusions based on the Delaware GCL or Delaware LLC Act are involved in the

Iron Mountain Incorporated

August 8, 2013

opinions set forth herein, we have relied in part, in rendering such opinions, upon our examination of the Delaware GCL and the Delaware LLC Act as currently in effect.  Insofar as this opinion involves matters of British Columbia law with respect to the Canadian Issuer, we have, with your permission, relied solely on the opinion of Blake, Cassels & Graydon LLP dated as of August 8, 2013, a copy of which we understand you are filing herewith as Exhibit 5.2 to the Current Report on Form 8-K of even date herewith (the “Current Report”), and our opinions are subject to the exceptions, qualifications and limitations therein expressed.  The opinions expressed in paragraphs 1 and 2 below, insofar as they relate to the good standing of the Company and the Guarantors under the laws of the State of Delaware, are based solely on certificates from appropriate state authorities to such effect.

Our opinions set forth below with respect to the validity or binding effect of the Notes or the Guarantees or any other obligations may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

1.                                      The Company and each of the Guarantors is a corporation or limited liability company, as the case may be, duly formed and existing under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State of the State of Delaware; and

2.                                      The Company Notes and the Guarantees have been duly authorized by the Company and the Guarantors, as applicable, and, when (i) the Indentures shall have been duly executed and delivered by the parties thereto and (ii) the Notes have been (A) duly executed and delivered by the Company and/or the Canadian Issuer, as applicable, and authenticated by the Trustee as provided in each Indenture, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Indenture, will constitute validly issued and binding obligations of the Company, the Canadian Issuer and the Guarantors, as applicable, enforceable against the Company, the Canadian Issuer and the Guarantors, as the case may be, in accordance with their respective terms.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.  This opinion is rendered to you in connection with the offering of the Notes under the Prospectus.  This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (i) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (ii) this opinion may be relied upon by purchasers and holders of the Notes currently entitled to rely on it pursuant to applicable provisions of federal securities law.  We hereby consent to the filing of a copy of this opinion as Exhibit 5.1 to the Current Report, which is incorporated by reference into the Registration Statement and the Prospectus, and to references to our firm under the caption “Legal Matters” in the Base Prospectus and “Legal Matters” in the Prospectus Supplement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP

Schedule I

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Iron Mountain Intellectual Property Management, Inc.

Iron Mountain Secure Shredding, Inc.

Iron Mountain US Holdings, Inc.

Mountain Reserve III, Inc.

Nettlebed Acquisition Corp.